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                                                                    EXHIBIT 10.2


                                 FIRST AMENDMENT
                   TO THE EMPLOYMENT AGREEMENT BY AND BETWEEN
             CHASE BRASS & COPPER COMPANY, INC. AND JOHN H. STEADMAN
                     DATED EFFECTIVE AS OF OCTOBER 12, 1999


         THIS FIRST AMENDMENT (the "First Amendment") to the Employment Agreement by and between Chase Brass & Copper Company, Inc., and John H. Steadman, dated effective as of October 12, 1999 (the "Employment Agreement"), is entered into, effective as of February 15, 2001, by and between Chase Brass & Copper Company, Inc., a Delaware corporation (the "Company"), and John H. Steadman (the "Executive").


                                    RECITALS

         WHEREAS, the Company and the Executive desire to change the date upon which the Employment Agreement may be automatically renewed;

         WHEREAS, the Company and the Executive desire to modify the definition of "Acquiring Person" contained in Section 9(e)(i) of the Employment Agreement; and

         WHEREAS, any capitalized term used herein, and not otherwise defined herein, shall have the meaning set forth in the Employment Agreement.

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the parties hereto agree as follows:

         1. Section 1 of the Employment Agreement hereby is amended and restated in its entirety to read as follows:

                  1. Employment. The Company shall employ Executive as the Company's President and Chief Operating Officer for the period commencing on October 12, 2000, and expiring on December 31, 2001 (the "Term"), unless sooner terminated as hereinafter set forth, and Executive hereby accepts such employment, on the terms and conditions set forth herein, provided, however, that commencing on December 31, 2001, and each anniversary thereafter, the Term of this Agreement shall be extended for one additional year unless at least sixty days prior to any such date the Company or Executive shall have given written notice that it or he, as applicable, does not wish to extend this Agreement. Notwithstanding the expiration of the Term or other termination of this Agreement, (i) if Executive's employment is terminated prior to the expiration of the Term or other termination of this Agreement, the provisions of Section 3 of this Agreement shall survive and continue to apply to Executive in accordance with the terms of Section 3, but only until the first anniversary of the termination of Executive's employment, (ii) Sections 4, 12 and 13 of this
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                      Agreement shall survive any expiration or termination of
                      this Agreement, and (iii) if a Change of Control shall occur within one year prior to the expiration of the Term or other termination of this Agreement, the terms of this Agreement shall survive to the extent necessary to enable Executive to enforce his rights under Section 8 of this Agreement.

         2. Section 9(e) of the Employment Agreement hereby is amended and restated in its entirety to read:

                  (e) Certain Definitions.

                           (i) Acquiring Person: shall mean any individual, group, partnership, corporation, association, trust, or other entity or organization (a "Person") other than (A) Executive or any Executive Affiliate or (B) CSI, any of CSI's Subsidiaries, any employee benefit plan of CSI or of a Subsidiary of CSI or of a corporation owned directly or indirectly by the stockholders of CSI in substantially the same proportions as their ownership of stock in CSI, or any trustee or other fiduciary holding securities under an employee benefit plan of CSI or of a Subsidiary of CSI or of a corporation owned directly or indirectly by the stockholders of CSI in substantially the same proportions as their ownership of stock of CSI.

                           (ii) Change in Control: shall be deemed to have occurred if:

                                    (1) any Acquiring Person is or becomes the
         "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of securities of CSI representing fifty percent or more of the combined voting power of the then outstanding Voting Securities of the Company; or

                                    (2) a public announcement is made of a
         tender or exchange offer by any Acquiring Person for fifty percent or more of the outstanding Voting Securities of CSI or the Company, and the Board of Directors of CSI or the Company, respectively, approves or fails to oppose that tender or exchange offer in its statements in
         Schedule 14D-9 under the Exchange Act; provided, however, that the benefits payable to Executive under Section 8 hereof shall not be payable solely as a result of an event described in this clause (2) unless, within one year after the occurrence of such event, an event described in clauses (1), (3) or (4) of this Section 9(e)(ii) shall have occurred, in which case such benefits payable under Section 8 hereof shall be payable within fifteen days after the occurrence of such event; or

                                    (3) the stockholders of CSI or the Company
         approve a merger or consolidation of CSI or the Company, respectively, with any other corporation or partnership (or, if no such approval is required, the consummation of such a merger or consolidation of CSI or the Company), other than a Conversion Transaction. A "Conversion Transaction" shall mean a merger or consolidation that would result in the Voting Securities of CSI or the Company, as applicable, outstanding immediately prior to the consummation thereof continuing to represent (either by remaining outstanding or by


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         being converted into Voting Securities of the surviving entity or of a parent of the surviving entity) a majority of the combined voting power of the Voting Securities and Convertible Voting Securities (on a fully-diluted basis assuming full conversion thereof) of the surviving entity (or its parent) outstanding immediately after that merger or consolidation provided that if any Acquiring Person owns less than fifty percent of the Voting Securities of CSI or the Company, as applicable, outstanding immediately prior to such merger or consolidation; and immediately after such merger or consolidation owns fifty percent or more of the outstanding Voting Securities of the surviving entity (or its parent) outstanding immediately after that merger consolidation, then such merger of consolidation shall not be deemed a "Conversion Transaction"; or

                                    (4) the stockholders of CSI or the Company
         approve a plan of complete liquidation of CSI or the Company, respectively, or an agreement for the sale or disposition by CSI or the Company of all or substantially all of CSI's or the Company's assets, respectively, (or, if no such approval is required, the consummation of such a liquidation, sale, or disposition in one transaction or series of related transactions) other than a liquidation, sale or disposition of all or substantially all of CSI or the Company's assets in one transaction or a series of related transactions to a Subsidiary of CSI or any other corporation owned directly or indirectly by the stockholders of CSI in substantially the same proportions as their ownership of stock of CSI;

                                    (5) CSI ceases to be the "beneficial owner"
         (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least a majority of the combined voting power of the then outstanding Voting Securities of the Company other than pursuant to a transaction in which, immediately after the consummation of such transaction, all of the outstanding Voting Securities of the Company or any corporation or other entity into which the Company is merged or otherwise consolidated which are not owned by CSI or any Subsidiary of CSI are owned, directly or indirectly, by the stockholders of CSI in substantially the same proportions as their ownership of stock of CSI immediately prior to such transaction; or

                                    (6) members of the Incumbent Board cease for
         any reason to constitute at least a majority of the Board.

                           (iii) CVC Directors: (A) those members of the Board who are, or who have served as, employees, officers or directors of Citicorp Venture Capital Ltd. ("CVC"), Court Square Capital Limited ("CSCL") or any Affiliate of CVC or CSCL at any time such individuals serve as a member of the Board and (B) any other members of the Board nominated by (i) such members of the Board described in (A) above, (ii) CVC, (iii) CSCL, (iv) any Affiliate of CVC or CSCL, or (v) any person who is part of a group (as determined pursuant to Section 13(d)(2) of the Exchange Act) of which CVC, CSCL or any Affiliate of CVC or CSCL is also a part with respect to any Voting Securities of the Company.

                           (iv) Incumbent Board: individuals who, as of the date hereof, constitute the Board and any other individual who becomes a director of the Company after that date and whose election or appointment by the Board or nomination for election by the Company's stockholders was approved by a vote


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         of at least a majority of the directors then comprising the Incumbent
         Board; provided that, for purposes of this Agreement, the Incumbent Board shall not include the CVC Directors.

                           (v) Subsidiary: with respect to any Person, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

                           (vi) Voting Securities: (i) any securities that vote generally in the election of directors, in the admission of general partners, or in the selection of any other similar governing body and
         (ii) with respect to CSI, all shares of CSI's nonvoting common stock, par value $.01 per share (all of which are convertible into shares of common stock, par value $.01 per share, of the Company).

         3. Except as modified by this First Amendment, the Employment Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date set forth below, to be effective as of the first date written above.

                                 THE COMPANY:
                                 CHASE BRASS & COPPER COMPANY, INC.


                                 By:   /s/ MARTIN V. ALONZO
                                    -------------------------------------------

                                 Title:  Chairman of the Board
                                       ----------------------------------------

                                 Date:   3-9-01
                                      -----------------------------------------

                                 EXECUTIVE:


                                 By:   /s/ JOHN H. STEADMAN
                                    -------------------------------------------
                                     John H. Steadman

                                 Date:   3/29/01
                                      -----------------------------------------





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